UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINCOLN MINING CORP.
(Name of small business issuer in its charter)

Nevada	1000	32-0196442
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.

Lincoln Mining Corp.
605 Pacific Avenue
Manhattan Beach, CA, 90266
Telephone: 323-449-2180
(Address and telephone number of principal executive offices)

Lincoln Mining Corp.
605 Pacific Avenue
Manhattan Beach, CA, 90266
(Address of principal place of business or intended principal place of business)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 202
Carson City, Nevada 89701
Telephone: 1-800-555-9141
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number
of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective

registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	$121,000	$0.05	$121,000	$12.95

(1)	Based on the last sales price on May 24, 2007
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated January 14, 2008

PROSPECTUS
Lincoln Mining Corp.
2,420,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 6 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: January 14, 2008

Table Of Contents

		PAGE
Summary		5
Risk Factors		6
-	If we do not obtain additional financing, our business will fail	6
-	Because we have not commenced business operations, we face a high risk of business failure	7
-	Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	8
-	We need to continue as a going concern if our business is to succeed	8
-	Because our director owns 55.35% of our outstanding stock, he could control and make corporate decisions that may be disadvantageous to minority stockholders	9
-	Because management has no technical experience in mineral exploration, our business has a higher risk of failure	9
-	Because our director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	9
-	If a market for our common stock does not develop, shareholders may be unable to sell their shares	9
-	A purchaser is purchasing penny stock which limits the sell the ability to stock	9
Forward-Looking Statements		10
Use of Proceeds		10
Determination of Offering Price		10
Dilution		10
Selling Shareholders		10
Plan of Distribution		15
Legal Proceedings		17
Directors, Executive Officers, Promoters and Control Persons		17
Security Ownership of Certain Beneficial Owners and Management		18
Description of Securities		19
Interest of Named Experts and Counsel		20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		21
Organization Within Last Five Years		21
Description of Business		21
Plan of Operations		27
Description of Property		29
Certain Relationships and Related Transactions		29
Market for Common Equity and Related Stockholder Matters		29
Executive Compensation		31
Financial Statements		31
Changes in and Disagreements with Accountants		56
Available Information		56

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Zone Lode mining claim located in Elko County, Nevada. On May 24, 2007, we purchased this claim from Terry Loney for $10,000.

Our objective is to conduct mineral exploration activities on the Zone Lode claim in order to assess whether it possesses economic reserves of copper, gold, silver, molybdenum and zinc. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 20, 2007 under the laws of the state of Nevada. Our principal offices are located at 605 Pacific Avenue, Manhattan Beach, CA, 90266. Our telephone number is 323-449-2180.

The Offering:

Securities Being Offered	Up to 2,420,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,420,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	2,420,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	June 30, 2007	September 30, 2007
	(audited)	(unaudited)

Cash	$23,721	$18,042
Total Assets	$33,972	$28,042
Liabilities	$ 100	$ 1,840
Total Stockholders’ Equity	$33,872	$26,202

Statement of Operations

From Incorporation on
February 20, 2007 to September 30, 2007
(audited)

Revenue	$0
Net Loss	($8,798)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE ZONE LODE CLAIM OR GENERATE REVENUE.

Our current operating funds are less than necessary to complete all intended exploration of the Zone Lode claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Zone Lode claim. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of exploration of the Zone Lode claim are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, gold, silver, molybdenum and zinc, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Zone Lode claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Zone Lode claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 20, 2007 and, to date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Zone Lode claim and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, IT IS UNLIKELY THAT WE WILL DISCOVER A MINERAL DEPOSIT ON THE BA CLAIMS.

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our mineral claims contain economic mineralization or reserves of copper, gold, silver, molybdenum and zinc. Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, which is likely, we will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $8,798 at September 30, 2007. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The Zone Lode claim does not contain any known bodies of mineralization. We will require additional funds in order to develop the property even if our exploration programs are successful. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR DIRECTOR OWNS 55.35% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, John Pulos, owns approximately 55.35% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Our sole director has no professional training or technical credentials in the field of geology. As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, John Pulos, intends to devote 25% of his business time to our affairs. It is possible that the demands on Mr. Pulos from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Pulos may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,420,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.           1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 14, 2007;

2.           1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 18, 2007; and

3.            420,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 24, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

		Total Number
		Of Shares To	Total Shares	Percentage of
		Be Offered For	to Be Owned	Shares owned
Name Of	Shares Owned	Selling	Upon	Upon
Selling	Prior To This	Shareholders	Completion Of	Completion of
Stockholder	Offering	Account	This Offering	This Offering

Marnie Markin	250,000	250,000	Nil	Nil
11831 Laurel Hills Rd.
Studio City, CA
91604

Blair Sorby	250,000	250,000	Nil	Nil
4759 Kester Ave.
Sherman Oaks, CA
91403

Tiffeni Aliece Graves	250,000	250,000	Nil	Nil
11920 Laurel Hills Rd.
Studio City, CA
91604

Xavier Franco	250,000	250,000	Nil	Nil
12100 Wilshire Blvd.
17th Floor
Los Angeles, CA
90025

John H. Schweitzer	100,000	100,000	Nil	Nil
5440 La Jolla Blvd.
Suite E-203
La Jolla, CA
92037

Joey D. Ball	100,000	100,000	Nil	Nil
3740 Beechglen Dr.
La Crescenta, CA
91214

Courtney Kramer	100,000	100,000	Nil	Nil
337 N. Curson Ave,
Suite 4
Los Angeles, CA
90036

Eric Heldwein	100,000	100,000	Nil	Nil
2222 Foothill Blvd.
Suite E-206
La Canada, CA
91011

Steven W. Woods	100,000	100,000	Nil	Nil
1012 Huntington Dr.
Duarte, CA 91010

		Total Number
		Of Shares To	Total Shares	Percentage of
		Be Offered For	to Be Owned	Shares owned
Name Of	Shares Owned	Selling	Upon	Upon
Selling	Prior To This	Shareholders	Completion Of	Completion of
Stockholder	Offering	Account	This Offering	This Offering

John Scasino	100,000	100,000	Nil	Nil
147 N. Beachwood Dr.
Apartment E
Burbank, CA 91506

Joseph W. Glennanthony	100,000	100,000	Nil	Nil
5712 Airdrome St.
Los Angeles, CA
90019

Julie McDonald	100,000	100,000	Nil	Nil
10849 Bloomfield St.
Apartment #10
North Hollywood, CA
91602

Maryon Yip	100,000	100,000	Nil	Nil
1550 Sanborn Avenue
Los Angeles, CA
90027

Thomas Taubman	100,000	100,000	Nil	Nil
4155 Center St.
Los Angeles, CA
90232

Edward R. Landy	30,000	30,000	Nil	Nil
66870 Hacienda
Desert Hot Springs, CA
92440

Kirk Strassman	30,000	30,000	Nil	Nil
1158 26th Street
Suite 673
Santa Monica, CA
90403

Robin Landy	30,000	30,000	Nil	Nil
7550 Santa Lucia St.
Fontana, CA
92336

Kristen Wall	30,000	30,000	Nil	Nil
25561 Eastwind Dr.
Dana Point, CA
92629

		Total Number
		Of Shares To	Total Shares	Percentage of
		Be Offered For	to Be Owned	Shares owned
Name Of	Shares Owned	Selling	Upon	Upon
Selling	Prior To This	Shareholders	Completion Of	Completion of
Stockholder	Offering	Account	This Offering	This Offering

Jason Wall	30,000	30,000	Nil	Nil
25561 Eastwind Dr.
Dana Point, CA
92629

Cynthia Reis	30,000	30,000	Nil	Nil
25908 Pennsylvania Ave
Lomita, CA 90717

Dominic M. Reis	30,000	30,000	Nil	Nil
25908 Pennsylvania Ave
Lomita, CA 90717

Colleen White	30,000	30,000	Nil	Nil
12432 Woodgreen St.
Los Angeles,CA
90066

Stephen Coles	30,000	30,000	Nil	Nil
6845 West 8th Place
Los Angeles, CA
90045

Aaron M. Coles	30,000	30,000	Nil	Nil
160 East 19th St.
Suite 310
North Vancouver, B.C.

Ryan Mallen	30,000	30,000	Nil	Nil
861 Wlbur Avenue
San Diego, CA
92109

Ernesto Barragan	30,000	30,000	Nil	Nil
16501 Sedona St.
Lake Elsimore, CA
92530

Tonya Christianson	30,000	30,000	Nil	Nil
6600 Bobbyboyar Ave.
West Hills, CA
91307

Matthew Moldin	30,000	30,000	Nil	Nil
4759 Kester Ave.
Sherman Oaks, CA
91403

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,420,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 202 Carson City, Nevada 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age

John Pulos	40

Executive Officers:

Name of Officer	Age	Office

John Pulos	40	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Pulos has acted as our sole director and officer since our inception on February 20, 2007. He obtained his Bachelor of Arts degree in Political Science from the University of Washington and a Masters of Science degree in Real Estate Finance at New York University. For the past 20 years, Mr. Pulos has been self-employed in real estate sector where he has focused on land development, investment and land entitlements in the United States and Canada. He is currently involved in the purchase and resale of a 12 building portfolio of retail space, as well as numerous acquisitions of residential projects in the southern California market. Mr. Pulos intends to devote approximately

25% of his business time to our affairs. Mr. Pulos does not have any technical experience in the mineral exploration property business sector.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at January 14, 2008. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	John Pulos	3,000,000	55.35%
Stock	President, Chief
	Executive Officer,
	Secretary, Treasurer
	and Director
	634 13th Street
	Manhattan Beach, CA
	90266

Common	All Officers and Directors	3,000,000	55.35%
Stock	as a group that consists of	shares
	one person

The percent of class is based on 5,420,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 14, 2008, there were 5,420,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Siegel, Lipman, Dunay, Shepard & Miskel LLP has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Chisholm Bierwolf & Nilson, LLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For
Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on February 20, 2007 under the laws of the state of Nevada. On that date, John Pulos was appointed as our director. As well, Mr. Pulos was appointed as our president, chief executive officer, treasurer and secretary.

Description Of Business

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Zone Lode claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Zone Lode claim is determined. Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to a formal survey of the claims boundaries to ensure that all discovered mineralization is contained within these boundaries.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in the Zone Lode claim.

Our plan of operation is to conduct exploration work on the Zone Lode claim in order to ascertain whether it possesses economic quantities of copper, gold, silver, molybdenum or zinc. There can be no assurance that economic mineral deposits or reserves, exist on the Zone Lode claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible. Economic feasibility refers to an evaluation completed by an engineer or geologist whereby he or she analyses whether profitable mining operations can be undertaken on the property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.

We have not yet commenced the initial phase of exploration on the Zone Lode claim. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete the currently recommended exploration programs on the Zone Lode claim and they are successful, we will need to spend substantial additional funds on further drilling and engineering studies before we will ever know if there is a commercially viable mineral deposit, a reserve, on the property.

The Zone Lode claim is without known reserves. Our proposed programs are exploratory in nature.

Zone Lode claim Purchase Agreement

On May 24, 2007, we entered into an agreement with Terry Loney whereby he agreed to sell the Zone Lode claim to us. The Zone Lode claim is located in Section 8 of Township 35N and Range 36E, Mount Diablo Base Meridian, Elko County, Nevada. In order to acquire a 100% interest in this claim, we paid $10,000 to Mr. Loney.

Title to the Zone Lode claim

The Zone Lode claim consists of one mining claim comprising 20.6 acres. There are no other underlying agreements or interests in the property.

This claim will only be valid as long as pay an annual claim fee of $125, plus a $10 claim maintenance fee by September 1, 2008 of each year.

Location and Access

The Zone Lode claim is located in Elko County, within the state of Nevada. The northeast corner of the claim is located approximately 1,965 feet south of the northeast corner of Section 8, Township 35N, Range 68E.

The boundaries are clearly marked by four wooden posts with aluminum tags attached and scribed with claim name and corner description.

The property can be accessed by taking exit number 387 off of Interstate I-80. About five miles to the southeast, there are multiple roads that lead to the property. The nearest settlement and services are located at Wendover, Nevada, which is about 25 miles to the southeast via I-80.

Climate and Physiography

The climate of the Zone Load claim is arid with diminutive rainfall during the summer. Summer temperatures are moderate due to the high elevation. The mean annual temperature range is 30°C and the lowest recorded temperature near Jackpot was -45°C. The Elko County area receives approximately 128 centimeters of snowfall and 250 millimeters of rain, annually. The moderate climate and temperatures have a minimal effect on exploration work or mining operations. During the spring runoff period, operations may be curtailed for short periods.

The Property and Elko County are located within the Nevada plateau. The landscape is in the late stage of erosion, the ridges are rounded and the valleys are generally narrow and V-shaped. Salmon Falls Creek, the largest stream east of the Bruneau River in north-eastern Nevada, flows in the shape of a horseshoe through the Contact District and north past the town of Contact and into the Snake River. The area’s vegetation consists of small grasses, sage brush, and the occasional juniper tree.

There is no power source located on the Zone Lode claim. We will need to use portable generators if we require a power source for exploration of the property.

Mineralization and Geology

The Zone Lode claim is situated on the northwestern portion of a batholith, a large body of volcanic rock that has been exposed due to erosion of the overlying rock. This rock is estimated to be 150 million years old. The area underlain by the batholith forms an indistinct topographic basin extending about 40 kilometers in an east-northeast direction, with a width of about 10 kilometers in a north-south direction. The surrounding sedimentary rocks are uplifted and tilted along much of the contact, forming some of the highest mountains in the area.

Distinct structural disturbances are present along this contact zone in the western part of the batholith near the Hamlet of Contact. Farther away from the contact, the sedimentary rocks assume a flat to gently included altitude and are overlain by volcanic and sedimentary rocks.

The batholith was accompanied by doming of the overlying and surrounding sedimentary rocks. Subsequently, the central upper portion of the dome was removed by erosion, exposing the batholith in a topographic basin which is surrounded by tilted sedimentary rocks.

The pronounced alignment of the batholith along a transverse east-northeast structure is also expressed by an anticlinal fold (an arched fold, usually in the shape of an inverted “U”) which is oriented east-

northeast, parallel to the northern contact of the batholith. Sedimentary rocks along part of the northern contact dip steeply southward toward the intrusion (a body of volcanic rock that has crystallized from a molten magma below the surface of the Earth). Strong disturbances in the form of faulting, fracturing, and alteration are evident in the granodiorite (a coarse grained rock that is similar to granite but with less quartz and more dark minerals) along the south limb of the anticline structure and copper mineralization is very common in this area.

Recommendations

We have obtained a geological report on the Zone Lode claim that was prepared by Amanda Tremblay. Ms. Tremblay has an Honors Bachelor of Science degree in Geology from Queens University. The geological report summarizes details concerning the Zone Lode claim and makes a recommendation for further exploration work.

Based on her review of geological information relating to the Zone Lode claim, Ms. Tremblay recommends an initial exploration program on the property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole.

Grid emplacement involves dividing the claims area into subsections in order to aid the plotting of exploration data.

Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of a geologist gathering pieces of rock or soil for mineral testing because they appear to contain valuable mineralization.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the state of Nevada specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and
-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Zone Lode claim consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole. We estimate that the cost of this entire program, which we will conduct in phases, will be approximately $50,000.

We intend to retain a professional geologist to undertake the proposed exploration on the Zone Lode claim. We do not have any verbal or written agreement regarding the retention of any particular geologist.

We intend to commence the initial phase of exploration in the spring of 2008 and anticipate that it will be completed by the fall of 2008, including the interpretation of all data collected.

As well, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $75,000.

While we have enough funds on hand to commence initial exploration on the Zone Lode claim, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once this initial exploration is completed.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.

Results Of Operations For Period Ending September 30, 2007

We did not earn any revenues from our incorporation on February 20, 2007 to September 30, 2007. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $8,798 for the period from our inception on February 20, 2007 to September 30, 2007. These operating expenses were comprised of legal and accounting fees of $7,385, operation and administration expenses of $863 and consulting fees of $550.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own a 100% interest in one mining claim, known as the Zone Lode claim located in Elko County, Nevada. We only hold the right to explore for and extract minerals from the Zone Lode claim. We do not own any real property rights to the Zone Lode claim. We do not own or lease any property other than the Zone Lode claim.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, John Pulos;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after April 13, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 54,200, shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on February 20, 2007 to June 30, 2007 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
John Pulos President, CEO, Secretary, Treasurer and a director	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with John Pulos. We do not pay him any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from February 20, 2007 (inception) to June 30, 2007, and unaudited interim financial statements for the period ended September 30, 2007 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

533 West 2600 South, Suite 25 - Bountiful, Utah 84010 - Phone: (801) 292-8756 - Fax: (801) 292-8809 - www.cbncpa..com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Lincoln Mining, Inc.. (An Exploration Stage
Company) Beverly Hills, California

We have audited the accompanying balance sheet of Lincoln Mining, Inc. (An Exploration Stage Company) as of June 30, 2007, and the related statement of operations, stockholders' deficit and cash flows for the year ended June 30, 2007, and for the period February 20, 2007 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management Our responsibility is to express an opinion on these financial statements based on our audit

We conducted our audit in accordance with the standards of the PCAOB (United States).. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting ... Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting .. Accordingly, we express no such opinion .. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provide a reasonable basis for our opinion ..

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Lincoln Mining, Inc. (An Exploration Stage Company), as of June 30, 2007 and the results of its operations and its cash flows for the year ended June 30, 2007 and for the period February 20, 2007 (inception) through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.. As discussed in Note 8 to the financial statements, the Company has suffered an operating loss for the period presented, has negative cash flow from operations, and is dependent on equity financing to pay operating expenses which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8.. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah July 17, 2007

Member of AICPA, UACPA & Registered with PCAOB

Lincoln Mining Inc.
(An Exploration Stage Company)

Financial Statements
June 30, 2007

Lincoln Mining, Inc.
(An Exploration Stage Company)
Balance Sheet
June 30, 2007

ASSETS
Current
Cash and cash equivalents	$23,721
Prepaid	251
Total current assets	23,972

Property and Equipment
Mining interests	10,000
Total property and equipment	10,000

Total assets	33,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Related party payable	$100

Total current	100

Total liabilities	100

Commitments and contingencies	-

Stockholders' Equity
Capital stock, $.001 par value,
75,000,000 shares authorized;
5,420,000 shares issued and outstanding, respectively	5,420
Additional paid-in capital	29,580
Deficit, accumulated during the exploration stage	(1,128)

Total stockholders’ equity	33,872
Total liabilities and stockholders’ equity	$33,972

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Statements of Operations

		Accumulated from
		February 20, 2007
	For the period	(inception) through
	ended June 30,	June 30,
	2007	2007

Revenue	$-	$-

Operating Costs and Expenses
Legal and accounting	749	749
Operation and Administration	379	379
Total operating expense	1,128	1,128

Net loss from operations and before income tax	(1,128)	(1,128)

Income tax expense	-	-

Net loss	$(1,128)	$(1,128)

Loss per common share - basic	$-

Weighted average common shares per share – basic	5,122,308

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
From February 20, 2007 through June 30, 2007

				Accumulated
			Additional	Deficit During	Total
			Paid in	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, February 20, 2007
(inception)		$-	$-	$-	$-

Shares issued for Cash at
$0.01 per share	5,000,000	5,000	9,000		14,000

Shares issued for Cash at
$0.05 per share	420,000	420	20,580		21,000

Net loss for the period
ending June 30, 2007	-	-	-	(1,128)	(1,128)

Balance, June 30, 2007	5,420,000	$5,420	$29,580	$(1,128)	$33,872

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Statements of Cash Flows

		Accumulated from
		February 20, 2007
	For the period	(inception) through
	ended June 30,	June 30,
	2007	2007
Cash flows from operating activities

Net loss	$(1,128)	$(1,128)

Changes in operating assets and liabilities:
Increase in related party payable	100	100
(Increase) decrease in prepaid	(251)	(251)
Net cash used in operating activities	(1,279)	(1,279)

Cash flows from investing activities
(Increase) decrease in mining interest	(10,000)	(10,000)
Net cash used in investing activities	(10,000)	(10,000)

Cash flows from financing activities
Proceeds from issuance of common stock	35,000	35,000
Net cash provided by financing activities	35,000	35,000

Increase in cash and cash equivalents	23,721	23,721

Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$23,721	$23,721

Supplement Disclosures:
Cash paid for interest	-	-
Cash paid for income tax	-	-

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 1 – Nature and Continuance of Operations

              The Company was incorporated in the State of Nevada on February 20, 2007. The Company is an Exploration Stage Company as defined by the Statement of Financial Accounting Standard (“SFAS) No.7. The Company has acquired a mineral property located in Elko County, within the state of Nevada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the company’s interest in the underlying property, and the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production of proceeds for sale thereof.

Note 2 - Significant Accounting Policies

              The following is a summary of significant account policies used in the preparation of these financial statements.

              a. Basis of presentation

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

              b. Cash and cash equivalents

              Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

              c. Mineral property costs

              The Company has been in the exploration stage since its formation on February 20, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

              Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 2 - Significant Accounting Policies (continues)

exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

              d. Fair Value of Financial instruments

              Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

              e. Environmental expenditures

              The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

              Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

              f. Income taxes

              Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered are settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 2 - Significant Accounting Policies (continues)

              g. Basic and diluted net loss per share

              The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

              h. Use of estimates and assumptions

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

              The Company’s periodic filing with the Securities and Exchange Commission (“SEC”) include, where applicable, disclosures of estimates, assumptions, uncertainties, and market that could affect the financial statements and future operations of the Company.

              i. Concentrations of credit risk

              The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

              j. Risks and uncertainties

              The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 3 – New Technical Pronouncements

              In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES – INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115. This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company’s financial statements.

Note 4 - Mineral Property

              Pursuant to a mineral property purchase agreements dated May 24, 2007, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in Section 8 of T35N, R36E Mount Diablo Base Meridian in the Elko County, within the state of Nevada for a cash payment of $10,000. Since the Company has not established the commercial feasibility of the mineral claim, the acquisition costs have been capitalized.

Note 5 – Related Party Payable

              The president, John Pulos, advanced the Company $100 dollars to open the Company’s bank account.

Note 6 - Capital Stock

              Authorized

              The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

              Issued and outstanding

              The Company issued 5,420,000 common stocks for cash at a range of $ 0.01 - $0.05 per share.

Note 7 - Income Taxes

              The Company has losses carried forward for income tax purposes to December 31, 2007. There are no current or deferred tax expenses for the period ended December 31, 2007 due to the Company’s loss position. The Company has fully reserved for any

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 7 - Income Taxes (continues)

benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statements and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry-forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

              The provision for refundable federal income tax consists of the following:

For the period from the
inception on February 20,
2007 to June 30,2007
Deferred tax asset attributable to
Current operations	(384)
Less: Change in valuation allowance	384
Net refundable amount	-

              The composition of the Company’s deferred tax assets as at December 31, 2007 is as follows:

For the period from the
inception on February 20,
2007 to June 30, 2007

Net operating loss carry forward	(1,128)

Statutory federal income tax rate	34%
Effective income tax rate	0%

Deferred tax asset	(384)
Less: Valuation allowance	384

Net deferred tax asset	-

              The potential income tax benefit of these losses has been offset by a full valuation allowance.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 7 - Income Taxes (continues)

              As at December 31, 2007, the Company has an unused net operating loss carry-forward balance of approximately $1,128 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires in 2027.

Note 8 – Going Concern

              These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $1,128 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

              The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of ore reserves.

              In response to these problems, management has planned the following actions:

  The Company intends to apply for a SB-2 Registration Statement.
  Management intends to raise additional funds through public or private placement offerings.

              These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lincoln Mining Inc.
(An Exploration Stage Company)

Financial Statements
September 30, 2007

Lincoln Mining, Inc.
(An Exploration Stage Company)
Balance Sheet
September 30, 2007
(Unaudited)

ASSETS
Current
Cash and cash equivalents	$18,042
Total current assets	18,042

Property and Equipment
Mining interests	10,000
Total property and equipment	10,000

Total assets	28,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accrued Expense	$1,740
Related party payable	100

Total current	1,840

Total liabilities	1,840

Commitments and contingencies	-

Stockholders' Equity
Capital stock, $.001 par value,
75,000,000 shares authorized;
5,420,000 shares issued and outstanding, respectively	5,420
Additional paid-in capital	29,580
Deficit, accumulated during the exploration stage	(8,798)

Total stockholders’ equity	26,202
Total liabilities and stockholders’ equity	$28,042

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

		Accumulated from
		February 20, 2007
	For the period ended	(inception) through
	September 30,	September 30,
	2007	2007

Revenue	$-	$-

Operating Costs and Expenses
Consulting	550	550
Legal and accounting	7,385	7,385
Operation and Administration	863	863
Total operating expense	8,798	8,798

Net loss from operations and before income tax	(8,798)	(8,798)

Income tax expense	-	-

Net loss	$(8,798)	$(8,798)

Loss per common share - basic	$-

Weighted average common shares per share – basic	5,283,412

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
From February 20, 2007 through September 30, 2007
(Unaudited)

				Accumulated
				Deficit During	Total
			Additional	Exploration	Stockholders'
	Shares	Amount	Paid in Capital	Stage	Equity

Balance, February 20, 2007
(inception)		$-	$-	$-	$-

Shares issued for Cash at
$0.001 per share	4,000,000	4,000			4,0000

Shares issued for Cash at
$0.01 per share	1,000,000	1,000	9,000		10,000

Shares issued for Cash at
$0.05 per share	420,000	420	20,580		21,000

Net loss for the period ending
September 30, 2007	-	-	-	(8,798)	(8,798)

Balance, September 30, 2007	5,420,000	$5,420	$29,580	$(8,798)	$26,202

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

		Accumulated from
	For the period	February 20, 2007
	ended	(inception) through
	September 30,	September 30,
	2007	2007
Cash flows from operating activities

Net loss	$(8,798)	$(8,798)

Changes in operating assets and liabilities:
Increase in related party payable	100	100
Increase in accrued expenses	1,740	1,740
Net cash used in operating activities	(6,958)	(6,958)

Cash flows from investing activities
(Increase) decrease in mining interest	(10,000)	(10,000)
Net cash used in investing activities	(10,000)	(10,000)

Cash flows from financing activities
Proceeds from issuance of common stock	35,000	35,000
Net cash provided by financing activities	35,000	35,000

Increase in cash and cash equivalents	18,042	18,042

Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$18,042	$18,042

Supplement Disclosures:
Cash paid for interest	-	-
Cash paid for income tax	-	-

The accompanying notes are an integral part of these financial statements.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 1 – Nature and Continuance of Operations

              The Company was incorporated in the State of Nevada on February 20, 2007. The Company is an Exploration Stage Company as defined by the Statement of Financial Accounting Standard (“SFAS) No.7. The Company has acquired a mineral property located in Elko County, within the state of Nevada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the company’s interest in the underlying property, and the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production of proceeds for sale thereof.

Note 2 - Significant Accounting Policies

              The following is a summary of significant account policies used in the preparation of these financial statements.

              a. Basis of presentation

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

              b. Cash and cash equivalents

              Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

              c. Mineral property costs

              The Company has been in the exploration stage since its formation on February 20, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

              Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 2 - Significant Accounting Policies (continues)

exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

              d. Fair Value of Financial instruments

              Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

              e. Environmental expenditures

              The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

              Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

              f. Income taxes

              Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered are settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Note 2 - Significant Accounting Policies (continues)

              g. Basic and diluted net loss per share

              The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

For the Nine Months Ended
September 30, 2007
Basic Earnings per share:
Income (Loss) (numerator)	$(8,798)
Shares (denominator)	5,420,000
Per Share Amount	$.00

Fully Diluted Earnings per share:
Income (Loss) (numerator)	$(8,798)
Shares (denominator)	5,420,000
Per Share Amount	$.00

              h. Use of estimates and assumptions

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

              The Company’s periodic filing with the Securities and Exchange Commission (“SEC”) include, where applicable, disclosures of estimates, assumptions, uncertainties, and market that could affect the financial statements and future operations of the Company.

              i. Concentrations of credit risk

              The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

              j. Risks and uncertainties

              The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Note 3 – New Technical Pronouncements

              In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES – INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115. This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company’s financial statements.

Note 4 - Mineral Property

              Pursuant to a mineral property purchase agreements dated May 24, 2007, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in Section 8 of T35N, R36E Mount Diablo Base Meridian in the Elko County, within the state of Nevada for a cash payment of $10,000. Since the Company has not established the commercial feasibility of the mineral claim, the acquisition costs have been capitalized.

Note 5 – Related Party Payable

              The president, John Pulos, advanced the Company $100 dollars to open the Company’s bank account.

Note 6 - Capital Stock

              Authorized

              The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Issued and outstanding

              The Company issued 5,420,000 common stocks for cash at a range of $ 0.01 - $0.05 per share.

Note 7 - Income Taxes

              The Company has losses carried forward for income tax purposes to December 31, 2007. There are no current or deferred tax expenses for the period ended December 31, 2007 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statements and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry-forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

              The provision for refundable federal income tax consists of the following:

For the period from the
inception on February 20,
2007 to September
30,2007
Deferred tax asset attributable to
Current operations	(2,991)
Less: Change in valuation allowance	2,991
Net refundable amount	-

              The composition of the Company’s deferred tax assets as at December 31, 2007 is as follows:

For the period from the
inception on February 20,
2007 to September 30,
2007

Net operating loss carry forward	(8,798)

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

Statutory federal income tax rate	34%
Effective income tax rate	0%

Deferred tax asset	(2,991)
Less: Valuation allowance	2,991

Net deferred tax asset	-

              The potential income tax benefit of these losses has been offset by a full valuation allowance.

Note 7 - Income Taxes (continues)

              As at December 31, 2007, the Company has an unused net operating loss carry-forward balance of approximately $8,798 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires in 2027.

Note 8 – Going Concern

              These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $8,798 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

              The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of ore reserves.

              In response to these problems, management has planned the following actions:

  The Company intends to apply for a SB-2 Registration Statement.
  Management intends to raise additional funds through public or private placement offerings.

Lincoln Mining, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements

              These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$12.95
Transfer Agent Fees	$3,000.00
Accounting fees and expenses	$8,000.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$1,500.00

Total	$15,512.95

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 3,000,000 shares of our common stock to John Pulos on April 13, 2007. Mr. Pulos is our president, chief executive officer, treasurer, secretary and a director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Pulos was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that they were each acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to the following four purchasers on April 14, 2007:

Name of Subscriber	Number of Shares

Marine Markin	250,000
Blair Sorby	250,000
Tiffeni Aliece Graves	250,000
Xavier Franco	250,000

The total amount received from this offering was $1,000. We completed this offering pursuant to Regulation D of the Securities Act.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to the following 10 purchasers on April 18, 2007:

Name of Subscriber	Number of Shares

John H. Schweitzer	100,000
Joey D. Ball	100,000
Courtney Kramer	100,000
Eric Heldwein	100,000
Steven W. Woods	100,000
John Scasino	100,000
Joseph W. Glennanthony	100,000
Julie McDonald	100,000
Maryon Yip	100,000
Thomas Taubman	100,000

The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation D of the Securities Act.

We completed an offering of 420,000 shares of our common stock at a price of $0.05 per share to the following 14 purchasers on May 24, 2007:

Name of Subscriber	Number of Shares

Edward R. Landy	30,000
Kirk Strassman	30,000
Robin Landy	30,000
Kristin Wall	30,000
Jason Wall	30,000
Cynthia Reis	30,000
Dominic M. Reis	30,000
Collen White	30,000
Stephen Coles	30,000
Aaron M. Coles	30,000
Ryan Mallen	30,000
Ernesto Barragan	30,000
Tonya Christianson	30,000
Matthew Moldin	30,000

The total amount received from this offering was $21,000. We completed this offering pursuant to Regulation D of the Securities Act.

Regulation D and Rule 504 Compliance

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Siegel, Lipman, Dunay, Shepard & Miskel LLP, with consent to use
10.1	Mineral Property Purchase Agreement
23.1	Consent of Chisholm Bierwolf & Nilson, CPA’s
99.1	Zone Lode claim Location Map

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Manhattan Beach, State of California on January 14, 2008.

Lincoln Mining Corp.

By:/s/ John Pulos
Dr. John Pulos
President, Chief Executive Officer,
Secretary, Treasurer, principal
accounting officer, principal
financial officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ John Pulos	President, Chief Executive	January 14, 2008
Officer, Secretary, Treasurer,
John Pulos	principal accounting officer,
principal financial officer
and Director